EXHIBIT 7
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              AMENDMENT TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

         Amendment dated September 6, 2002, to the Amended and Restated Custodian Agreement (the "Custodian Agreement"), dated July 1, 2001, by and between State Street Bank and Trust Company (the "Custodian") and USAA INVESTMENT TRUST, on behalf of each of its Series (each a "Fund").

         WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custodian Agreement;

         WHEREAS the Funds may appoint one or more banks identified on Appendix A to this Amendment, as amended from time to time, to serve as co-custodians with Custodian for the Funds (each, a "Repo Custodian") for the limited purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

         WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custodian Agreement for purposes of engaging in Tri-Party Repos; and

         WHEREAS the Custodian and the Funds desire to amend the Custodian Agreement to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

         NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custodian Agreement by adding the following provisions thereto:

          1. Notwithstanding anything to the contrary in the Custodian Agreement, upon receipt of Proper Instructions (as defined in the Custodian Agreement), the Custodian shall deliver cash and/or other assets of the Funds to any account or accounts identified and maintained for the Funds by a Repo Custodian and listed on Appendix A attached hereto, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

          2. The Funds may amend Appendix A of this Amendment from time to time to add or delete a Repo Custodian or to change the identification of the account by a Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the Custodian. The term "Special Instructions" shall mean written instructions executed by

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at least two  officers  of the Funds  holding  the office of Vice  President  or higher. In all other respects, each Custodian Agreement shall remain in full force and effect and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.


         EXECUTED to be effective as of the date set forth above.


                                            USAA INVESTMENT TRUST
                                            On Behalf of its Series



                                            By: /S/ CLIFFORD A. GLADSON
                                              -------------------------

                                            Name:  Clifford A. Gladson
                                            Title: Senior Vice President



                                            STATE STREET BANK AND TRUST COMPANY



                                            By:  /S/ JOSEPH L. HOOLEY
                                              -----------------------

                                            Name:   Joseph L. Hooley
                                            Title:  Executive Vice President


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                                   APPENDIX A

                                       to

              Amendment to Amended and Restated Custodian Agreement
                 Between State Street Bank and Trust Company and
                  USAA Investment Trust on Behalf of its Series

                            Dated: September 6, 2002



TRI-PARTY REPO CUSTODIAN BANKS                       ACCOUNT NUMBERS


The Bank of New York

JPMorgan Chase Bank

         Cornerstone Strategy Fund                    ZUS6
         GNMA Trust                                   ZUS7
         Treasury Money Market Trust                  ZUS8







Authorized Signatures:

By:  /S/ CLIFFORD A. GLADSON               By:  SIGNATURE NOT LEGIBLE
     -------------------------------            ---------------------

Title: SENIOR VICE PRESIDENT                    Title: VP EQUITY INVESTMENTS
Date:  9/13/02                                  Date:  9/13/02

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